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                                                                     EXHIBIT 5.1

                    ALLEN MATKINS LECK GAMBLE & MALLORY LLP
                                attorneys at law

                           18400 Von Karman 4th Floor
                         Irvine California  92612-1597

                writer. ALLEN MATKINS LECK GAMBLE & MALLORY LLP
                       file number. A0121-419/OC532247.02

April 28, 2000

Alpha Microsystems
2722 South Fairview Street
Santa Ana, CA 92704

         Re: Registration Statement on Form S-3

Gentlemen:

         We have examined the Registration Statement on Form S-3 filed by you with the Securities and Exchange Commission (the "Commission") on April 28,
2000 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 2,836,354 shares of your Common Stock (the "Common Stock"). The Common Stock includes 2,836,354 shares being offered by the selling stockholders (the "Shares"). The Common Stock is to be sold by the selling stockholders as described in the Registration Statement to the public. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Common Stock.

         It is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when sold in the manner described in the Registration Statements, will be legally issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in such Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.


                                     Very truly yours,

                                     ALLEN MATKINS LECK GAMBLE & MALLORY LLP


                                     /s/ ALLEN MATKINS LECK GAMBLE & MALLORY LLP
                                     -------------------------------------------
                                         Allen Matkins Leck Gamble & Mallory LLP